Exhibit 32

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of LTC Properties, Inc. (the “Company”) hereby certifies with respect to the Quarterly Report on Form 10-Q of the Company for the quarter ended June 30, 2010 as filed with the Securities and Exchange Commission (the “Report”) that to her knowledge:

(1)         The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

(2)         The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ WENDY L. SIMPSON

Wendy L. Simpson

Chief Executive Officer and President

August 2, 2010

/s/ PAMELA SHELLEY-KESSLER

Pamela Shelley-Kessler

Senior Vice President, Chief Financial Officer

and Corporate Secretary

August 2, 2010

The foregoing certification is being furnished (but not filed) solely pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.